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                                                                    EXHIBIT 23.2

                WEINSTEIN
                    SPIRA
         [LOGO  & COMPANY]
 2200 FIVE GREENWAY PLAZA
     HOUSTON, TEXAS 77046
        Tel: 713.622.7000
        Fax: 713.622.9535
E-MAIL@WEINSTEINSPIRA.COM
   www.weinsteinspira.com






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



   We consent to the incorporation by reference in this Registration Statement for 8,620 shares of common stock of Surgicare, Inc. (the "Company") on Form S-8 of our report dated February 23, 2001, on our audit of the financial statements of Surgicare, Inc. as of December 31, 2000 and 1999, which report is included in the Company's Annual Report on Form 10-KSB.





   WEINSTEIN SPIRA & COMPANY, P.C.
   Houston, Texas
   March 11, 2002